Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Yumanity Therapeutics, Inc. (the “Company”) for the period ending September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2021	/s/ Richard Peters
Richard Peters
President and Chief Executive Officer (Principal Executive Officer)
Date: November 15, 2021	/s/ Michael Wyzga
Michael Wyzga
Chief Financial Officer (Principal Financial Officer)

ACTIVE/111395871.2